Exhibit 1.1

EXECUTION

637,000 Shares

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

Series D Cumulative Convertible Preferred Stock

UNDERWRITING AGREEMENT

December 1, 2016

Compass Point Research & Trading, LLC

1055 Thomas Jefferson Street NW, Suite 303

Washington, DC 20007

As Representative of the Several Underwriters Named in Schedule A Hereto

Dear Ladies and Gentlemen:

Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), and Wheeler REIT, L.P., a Virginia limited partnership for which the Company is the sole general partner (the “Operating Partnership” and together with the Company, the “Transaction Entities”), agree with Compass Point Research & Trading, LLC, as the representative (the “Representative”) of the several Underwriters named in Schedule A hereto (collectively, the “Underwriters”) to issue and sell to the several Underwriters 637,000 shares (the “Firm Shares”) of its Series D Cumulative Convertible Preferred Stock, without par value per share, of the Company (the “Series D Preferred Stock”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 95,550 additional shares of its Series D Preferred Stock (the “Optional Shares”) as set forth below. The Firm Shares and the Optional Shares are herein collectively called the “Offered Shares.”

The Series D Preferred Stock will be convertible into shares (the “Underlying Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as described in the Prospectus (as defined below). The Series D Preferred Stock will have a conversion price of $2.12 per share (subject to adjustment as described in the Prospectus).

1.	Representations and Warranties of the Transaction Entities.

(a) Representations and Warranties. The Transaction Entities, jointly and severally, represent and warrant to, and agree with, the several Underwriters that:

(i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission (as defined below) a registration statement on Form S-3 (No. 333-213294) covering the registration of the Offered Shares under the Act (as defined below), including a base prospectus (the “Base Prospectus”). Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Act, including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Act, shall be referred to as the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Act in connection with the offer and sale of the Offered Shares is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The preliminary prospectus supplement dated November 28, 2016 describing the Offered Shares and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Offered Shares and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus dated the date hereof that describes the Offered Shares and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act. References herein to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus, including all documents incorporated or deemed to be incorporated by reference therein.

The Registration Statement has been declared effective under the Act. The Offered Shares all have been duly registered under the Act pursuant to the Registration Statement. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of or use of the Registration Statement has been issued under the Act, and no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any such purposes have been instituted and are pending or, to the knowledge of the Company, are contemplated by the Commission, and the Company has complied with any request on the part of the Commission for additional information from the Company in connection with the Registration Statement. The Company meets the requirements for use of Form S-3 under the Act. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package (as defined below) and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act (as defined below), as the case may be, complied and will comply (as applicable) in all material respects with the requirements of the Exchange Act.

For purposes of this Agreement:

“430B Information” means, with respect to any registration statement, information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430B.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 8:30 A.M. (Eastern Time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 2(d) hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” means, with respect to the Registration Statement, the date and time as of which such Registration Statement was declared effective by the Commission.

“Environmental Law” means any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release of Hazardous Materials (as defined below) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“General Disclosure Package” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the information and free writing prospectuses, if any, identified in Schedule B hereto.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being so specified in Schedule B to this Agreement.

“Hazardous Materials” means any chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Shares, including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Offered Shares that is (i) required to be filed with the Commission by the Company, (ii) a road show that is a written communication within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Offered Shares or of the offering of the Offered Shares that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430B Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430B.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in the Sarbanes-Oxley Act) promulgated or approved by the Public Company Accounting Oversight Board (United States) and the rules of the Nasdaq Capital Market (“Nasdaq”).

“Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, 430B Information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement shall be considered to be included in the Statutory Prospectus as of the actual time that such form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Act.

“Subsidiary” or “Subsidiaries” means each of the entities listed on Schedule C, which comprise all of the subsidiaries of the Transaction Entities, including the entities in which the Operating Partnership owns, directly or indirectly, all of the ownership interests.

Unless otherwise specified, a reference to a “rule” or “Rule” is to the indicated rule under the Act.

(ii) Compliance with Securities Act Requirements. (A) (1) At the Effective Time, (2) on the date of this Agreement and (3) on each Closing Date, the Registration Statement or any post-effective amendment thereto complied and will comply in all material respects with the requirements of the Act and the Rules and Regulations thereunder, and did not, does not and will not include any untrue statement of a material fact or omitted, omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (B) the Preliminary Prospectus, on any date of use, complied in all respects with the Act (including, without limitation, Section 10 of the Act) and at no time during the period that begins on the date of the Preliminary Prospectus and the date on which the Preliminary Prospectus was filed with the Commission and ends immediately prior to the execution of this Agreement did the Preliminary Prospectus contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (C) the Prospectus and each amendment or supplement thereto, as of their respective issue dates, complied and will comply in all respects with the Act and the Rules and Regulations thereunder, and neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) and at each Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained herein do not apply to statements in or omissions from any document discussed herein based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that such information is only that described as such in Section 7(b) hereof (collectively, the “Underwriter Information”). The Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Series D Preferred Stock were or will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iii) General Disclosure Package. As of the Applicable Time and on each Closing Date, none of (A) the General Disclosure Package, (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package and/or (C) each road show, if any, when considered together with, and as may be corrected by, the General Disclosure Package, included, includes or will include any untrue statement of a material fact or omitted, omits or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus, Issuer Free Writing Prospectus or road show made in reliance upon and in conformity with the Underwriter Information.

(iv) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and, to the extent not superseded or modified, at all subsequent times through the completion of the public offer and sale of the Offered Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the Prospectus or any preliminary prospectus. Each Issuer Free Writing Prospectus conformed, conforms or will conform in all respects to the requirements of the Act and the Rules and Regulations. The Company has not made any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative; provided that such consent is deemed to have been given with respect to each Issuer Free Writing Prospectus identified on Schedule B to this Agreement. The Company (A) has filed or will file each Issuer Free Writing Prospectus required to be filed with the Commission pursuant to the Act and the Rules and Regulations in accordance therewith and/or (B) has retained or will retain in accordance with the Act and the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act and the Rules and Regulations. The Company has made any Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(i) such that no filing of any road show (as defined in Rule 433(h)) is required in connection with the offering of the Series D Preferred Stock.

(v) Ineligible Issuer Status. As of the determination date referenced in Rule 164(h) under the Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Offered Shares pursuant to Rules 164, 405 and 433. In the preceding three years, none of the Company or any of its subsidiaries has been convicted of a felony or misdemeanor or been made the subject of a judicial or administrative decree or order as described in Rule 405. In the preceding three years, none of the Company or any of its subsidiaries has been the subject of a bankruptcy petition or insolvency or similar proceeding, or had a registration statement be the subject of a proceeding or examination under Section 8 of the Act, or been the subject of a proceeding under Section 8A of the Act in connection with an offering, all as described in Rule 405.

(vi) Good Standing of the Transaction Entities. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”), with the full corporate power and authority to own, lease and operate its properties and other assets and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement (including the issuance and delivery of the Offered Shares and the Underlying Securities). The Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which such qualification is required, whether by reason of the ownership or leasing of property and other assets or the conduct of its business, except for such jurisdictions where the failure to be so qualified would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business affairs, properties or business prospects (as described in the Prospectus) of the Transaction Entities and each of their respective Subsidiaries, taken as a whole (a “Material Adverse Effect”). The Operating Partnership has been duly formed and is validly existing as a limited partnership and is in good standing under the laws of the Commonwealth of Virginia, with the full power and authority to own, lease and operate its properties and other assets, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified to do business and is in good standing as a foreign limited partnership in all other jurisdictions in which such qualification is required, whether by reason of the ownership or leasing of property and other assets or the conduct of its business, except for such jurisdictions where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership.

(vii) Subsidiaries.

(A) Each Subsidiary has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate or other) to own, lease, and operate its properties and other assets and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each Subsidiary is duly qualified to do business and is in good standing in all other jurisdictions in which such qualification is required, whether by reason of the ownership or leasing of property and other assets or the conduct of business, except where the failure to be so qualified would not have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock, partnership interests, membership interests or equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company or the Operating Partnership, directly or indirectly through subsidiaries, free and clear of any lien, encumbrance, security interest, mortgage, pledge, claim or equity. The Transaction Entities have not conveyed, transferred, assigned, pledged or hypothecated any of their respective equity interests in their Subsidiaries, in whole or in part, or granted any rights, options or rights of first refusal or first offer to purchase any of such interests or any portion thereof. None of the outstanding capital stock or equity interests of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(B) The Transaction Entities do not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule C hereto.

(viii) Authorization of Underwriting Agreement. All necessary corporate or limited partnership action has been duly and validly taken by each of the Transaction Entities to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Offered Shares by the Company. This Agreement is enforceable against each Transaction Entity in accordance with the applicable terms contained herein.

(ix) Capitalization. The Offered Shares and all outstanding shares of capital stock of the Company have been duly authorized. The authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization.” All outstanding shares of capital stock of the Company are, and when the Offered Shares have been delivered and paid for in accordance with this Agreement, such Offered Shares will be, validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim and will conform to the information in the Registration Statement, the General Disclosure Package and the Prospectus and to the description of such Offered Shares contained therein. The stockholders of the Company have no preemptive or other similar rights with respect to the Offered Shares. None of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Any forms of certificates used to represent the Offered Shares comply in all material respects with all applicable statutory requirements and with any applicable requirements of the Organizational Documents (as defined below) of the Company, and with any requirements of Nasdaq. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding (a) securities of the Company reserved for any purpose, (b) securities or obligations of the Company convertible into or exchangeable for any shares of Common Stock, shares of Series A Preferred Stock, without par value per share (the “Series A Preferred Stock”), shares of Series B Convertible Preferred Stock, without par value per share (the “Series B Preferred Stock”), or shares of Series D Preferred Stock, (c) warrants, rights or options to subscribe for or purchase from the Company any shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock or any convertible or exchangeable securities or obligations or (d) obligations of the Company to issue or sell any shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock, any convertible or exchangeable securities or obligations or any warrants, rights or options. At the First Closing Date, there will be 67,964,916 shares of Common Stock outstanding, 562 shares of Series A Preferred Stock outstanding, warrants to purchase 2,635,025 shares of Common Stock outstanding, 1,871,244 shares of Series B Preferred Stock outstanding, 2,237,000 shares of Series D Preferred Stock outstanding (assuming the Underwriters do not purchase the Optional Shares prior to the First Closing Date), and 69,353,134 units of limited partnership of the Operating Partnership (“OP Units”) outstanding, and each such class of securities conforms to the description set out in the Registration Statement, the General Disclosure Package and the Prospectus.

(x) Forms of Certificates. The forms of certificates used to evidence each of the Series D Preferred Stock and the Common Stock, if any, comply in all material respects with all applicable statutory requirements, with any applicable requirements of the Organizational Documents of the Company and the requirements of Nasdaq.

(xi) Articles Supplementary. The Articles Supplementary designating the rights and preferences of the Series D Preferred Stock (the “Articles Supplementary”) will be in full force and effect on or prior to the First Closing Date and have been or will be filed with the SDAT and will comply with applicable legal requirements. The terms of the Series D Preferred Stock will conform in all material respects to all statements relating thereto contained in the Prospectus, and such description will conform in all material respects to the rights set forth in the Articles Supplementary. The Underlying Securities have been duly authorized and reserved for issuance by the Company and, when issued and duly delivered upon conversion of the Offered Shares and in accordance with the Articles Supplementary, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance of the Underlying Securities by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or any Subsidiary or under any agreement to which the Company or any Subsidiary is a party or otherwise.

(xii) OP Units. The issued and outstanding OP Units have been duly authorized and validly issued and are fully paid. The OP Units will conform to the information in the Registration Statement, the General Disclosure Package and the Prospectus and to the description of such OP Units contained therein. None of the outstanding OP Units have been issued in violation of any preemptive or similar rights of any security holder. All outstanding OP Units have been issued and sold in compliance with all applicable federal and state securities laws. The holders of the outstanding OP Units have no preemptive rights with respect to the outstanding OP Units. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding (a) securities of the Operating Partnership reserved for any purpose, (b) securities or obligations of the Operating Partnership convertible into or exchangeable or redeemable for any partnership interests of the Operating Partnership, (c) warrants, rights or options to subscribe for or purchase from the Operating Partnership any such partnership interests or any such convertible or exchangeable securities or obligations or (d) obligations of the Operating Partnership to issue or sell any partnership interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options. There are 69,353,134 OP Units outstanding, of which the Company owns, directly or indirectly, 63,257,500 OP Units. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company’s ownership interest in the Operating Partnership is free and clear of any pledge, lien, encumbrance, security interest or other claim except for any pledge, lien, encumbrance, security interest or other claim that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no OP Units are reserved for any purpose.

(xiii) Series D Preferred OP Units. As of the date hereof, there are 2,500,000 authorized Series D Cumulative Convertible Preferred Units of the Operating Partnership (the “Series D Preferred OP Units”). As of the date hereof, there are 1,600,000 Series D Preferred OP

Units outstanding. On or before the First Closing Date, the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the “OP Agreement”), shall authorize the issuance of a number of Series D Preferred OP Units that is at least equivalent to 1,600,000 plus the maximum number of Offered Shares that may be sold pursuant to this Agreement. Any amendment to the OP Agreement that is necessary to increase the number of authorized Series D Preferred OP Units pursuant to the immediately preceding sentence was or will be duly authorized by the Operating Partnership. The issuance to the Company of a number of Series D Preferred Units that is equivalent to the number of Offered Shares sold pursuant to this Agreement, in exchange for the Company’s contribution to the Operating Partnership of the net proceeds actually received by the Company upon the sale of the Offered Shares, has been duly authorized by the Operating Partnership and, upon such issuance, such number of Series D Preferred OP Units will be validly issued. There are no outstanding preemptive rights with respect to Series D Preferred OP Units. No Series D Preferred OP Units have been or will be issued in violation of any preemptive or similar rights of any security holder. All Series D Preferred OP Units have been and will be issued and transferred in compliance with all applicable federal and state securities laws. At the First Closing Date, there will be 2,237,000 Series D Preferred OP Units outstanding (assuming the Underwriters do not purchase the Optional Shares prior to the First Closing Date), of which the Company will own, directly or indirectly, 100% of such Series D Preferred OP Units.

(xiv) Operating Partnership Agreement. The OP Agreement, as amended through the date hereof, is and will be as of each Closing Date, duly and validly authorized, executed and delivered by the Company and the Operating Partnership (and, to the knowledge of the Transaction Entities, by each other party thereto) and is and will be a valid and binding agreement of the Company and the Operating Partnership (and, to the knowledge of the Transaction Entities, of each other party thereto), enforceable against the Company and the Operating Partnership (and, to the knowledge of the Transaction Entities, against each other party thereto) in accordance with its terms.

(xv) No Finder’s Fee. Except for the Underwriters’ discounts and commissions payable by the Company to the Underwriters in connection with the Offered Shares as contemplated herein or as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Underwriters or the sale of the Offered Shares hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xvi) Other Payments. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither of the Transaction Entities has made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date of this Agreement.

(xvii) FINRA Members. None of the net proceeds of the offering of the Offered Shares will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(xviii) Other FINRA Matters. To the knowledge of the Transaction Entities, other than as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no: (i) officer or director of the Transaction Entities or their Subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or that of its Subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the date hereof, has any direct or indirect affiliation or association with any FINRA member. The Company and the Operating Partnership will advise the Underwriters and their counsel if either becomes aware that any officer, director or stockholder of the Company or its Subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(xix) Broker/Dealer Status. Neither of the Transaction Entities nor any Subsidiary (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the bylaws of FINRA) any member firm of FINRA.

(xx) No Other Underwriters. Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(xxi) No Reliance. The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Offered Shares.

(xxii) Registration Rights. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings by either of the Transaction Entities or their respective Subsidiaries, on the one hand, and any person, on the other hand, granting such person the right to require either of the Transaction Entities or such Subsidiaries to file a registration statement under the Act with respect to any securities of either of the Transaction Entities or their respective Subsidiaries owned or to be owned by such person or to require either of the Transaction Entities or such Subsidiaries to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by either of the Transaction Entities or such Subsidiaries under the Act.

(xxiii) Listing. The Offered Shares are registered under Section 12(b) of the Exchange Act, which registration will be maintained pursuant to Section 12(b) of the Exchange Act as of each Closing Date. The outstanding shares of Series D Preferred Stock are duly listed on Nasdaq. The Company has filed with Nasdaq a Listing of Additional Shares Notification Form with respect to the Offered Shares and has received no objection to the listing of the Offered Shares on Nasdaq in response to the filing of such form.

(xxiv) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or any other agreements in connection with the offering, issuance and sale of the Offered Shares by the Company or the issuance and transfer of the Series D Preferred OP Units by the Operating Partnership as described in Section 1(a)(xiii) hereof or the performance of the obligations of the Transaction Entities hereunder or pursuant to the terms of the Offered Shares, except the filing of the Prospectus under the Act and a Form 8-K under the Exchange Act and except such as have been already obtained or as may be required under state securities laws, FINRA or Nasdaq.

(xxv) Title to Property. (1) The Transaction Entities hold, directly or indirectly through their respective Subsidiaries, good and marketable fee simple title to all of the real property described in the Registration Statement, the General Disclosure Package and the Prospectus and the improvements (exclusive of improvements owned by tenants, if applicable) located thereon (individually, a “Property” and collectively, the “Properties”), in each case, free and clear of all mortgages, pledges, liens, encumbrances, claims, security interests, restrictions and defects of any kind, except such as are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or do not materially affect the value of such Properties as a whole and do not materially interfere with the use made and proposed to be made of such Properties by the Transaction Entities or any of their Subsidiaries; (2) except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither of the Transaction Entities nor any of their respective Subsidiaries owns any real property other than the Properties; (3) except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the mortgages or deeds of trust that encumber certain of the Properties are not convertible into debt or equity securities of the Transaction Entities or their respective Subsidiaries and such mortgages and deeds of trust are not cross-defaulted with any loan not made to, or cross-collateralized to any property not owned directly or indirectly by, the Transaction Entities or their respective Subsidiaries; (4) each of the Properties complies with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except as would not individually or in the aggregate reasonably be expected to materially affect the value of the Properties or interfere in any material respect with the use made and proposed to be made of the Properties by the Transaction Entities; (5) except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither of the Transaction Entities nor their respective Subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof which if consummated would reasonably be expected to have a Material Adverse Effect on the Transaction Entities and their respective Subsidiaries, taken as a whole, and none of the Transaction Entities and their respective Subsidiaries know of any such condemnation or zoning change which is threatened and, in each case, which if consummated would reasonably be expected to have a Material Adverse Effect on the Transaction Entities and their respective Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; (6) no third party has an option or a right of first refusal to purchase any Property or any portion thereof or direct interest therein, except as such is set forth in the Registration Statement, the General Disclosure Package and the Prospectus; (7) each of the Transaction Entities or one of its respective Subsidiaries has obtained an owner’s title insurance policy, from a title insurance company licensed to issue such policy, on each Property that insures the

Transaction Entities’ or the respective Subsidiary’s fee interest in such Property; (8) each of the ground leases and subleases of real property, if any, material to the business of the Transaction Entities and the Subsidiaries, and under which the Transaction Entities or any of their Subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, is in full force and effect, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property by either of the Transaction Entities or any of their Subsidiaries, and neither of the Transaction Entities nor any of their Subsidiaries has any notice of any material claim of any sort that has been asserted by any ground lessor or sublessor under a ground lease or sublease threatening the rights of the Transaction Entities or any of their Subsidiaries to the continued possession of the leased or subleased premises under any such ground lease or sublease; and (9) all liens, charges, encumbrances, claims or restrictions on any Property and the assets of a Transaction Entity or any of their Subsidiaries that are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus are disclosed therein.

(xxvi) Leases. (1) Each of the Transaction Entities or one of its Subsidiaries holds the lessor’s interest under the applicable leases with any tenants occupying each Property (collectively, the “Leases”); (2) other than the Leases, none of the Transaction Entities or their respective Subsidiaries has entered into any agreements that would materially affect the value of the Properties as a whole or would materially interfere with the use made and proposed to be made of such Properties as a whole by the Transaction Entities; (3) none of the Transaction Entities, their respective Subsidiaries, or, to the Transaction Entities’ knowledge, any other party to any Lease, is or, upon consummation of the transaction contemplated by this Agreement, will be in breach or default of any such Lease, except as to any such breach or default as would not have a Material Adverse Effect on the Transaction Entities and their respective Subsidiaries, taken as a whole; (4) no event has occurred or, to the Transaction Entities’ knowledge, has been threatened in writing, which, with or without the passage of time or the giving of notice, or both, would, individually or together with all such other events, constitute a default under any Lease, or would permit termination, modification or acceleration under such Lease, except as to any such default as would not have a Material Adverse Effect on the Transaction Entities and their respective Subsidiaries, taken as a whole; (5) each of the Leases is valid and binding and in full force and effect, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity, except as would not have a Material Adverse Effect on the Transaction Entities or their respective Subsidiaries; (6) none of the Transaction Entities, their respective Subsidiaries, or, to the Transaction Entities’ knowledge, any other party to any Lease, is a party to any ground lease, sublease or operating sublease relating to any of their Properties; (7) all of the leases and subleases material to the business of the Transaction Entities and the Subsidiaries, taken as a whole, and under which the Company, the Operating Partnership or any Subsidiaries hold Properties described in the Registration Statement, the General Disclosure Package and the Prospectus are in full force and effect, with such exceptions as are not material; (8) neither the Company, the Operating Partnership nor any Subsidiary has received any notice and each is otherwise unaware of any material claim of any sort that has been asserted by anyone adverse to the rights of any of the Transaction Entities and the Subsidiaries under any of such leases or subleases, or affecting or questioning the rights of any of the Transaction Entities and the Subsidiaries to the continued possession of the leases or subleased premises under any such lease or sublease; and (9) except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus, no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease.

(xxvii) Utilities. To the knowledge of the Transaction Entities, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property.

(xxviii) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement and the issuance and sale of the Series D Preferred OP Units by the Operating Partnership, and the use of net proceeds from the sale of the Offered Shares as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, will not give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default), or require any consent or waiver under, or, to the extent applicable, a Debt Repayment Triggering Event (as defined below) under or result in the execution or imposition of any lien, charge or encumbrance upon any property or assets of the Transaction Entities or any of their respective Subsidiaries pursuant to (A) the Organizational Documents of the Transaction Entities or any of their respective Subsidiaries, (B) any franchise, license, permit, judgment, decree, statute, rule, regulation or order applicable to either of the Transaction Entities or any of their respective Subsidiaries or any of their Properties, or (C) any agreement, lease, contract, indenture, mortgage, deed of trust or other agreement or instrument to which either of the Transaction Entities or any of their respective Subsidiaries is a party or by which either of the Transaction Entities or any of their respective Subsidiaries is bound or to which any of the Properties of the Transaction Entities or any of their respective Subsidiaries is subject, and except in case of clauses (B) or (C) only, for such defaults, violations, liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect.

A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any guarantee, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the satisfaction, repurchase, redemption or repayment of all or a portion of such indebtedness by the Transaction Entities or any of their respective Subsidiaries.

The term “Organizational Documents” as used herein means (a) in the case of a trust, its declaration of trust and bylaws; (b) in the case of a corporation, its charter and bylaws; (c) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational documents and its partnership agreement; (d) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

(xxix) Absence of Existing Defaults and Conflicts. Neither of the Transaction Entities nor any of their respective Subsidiaries is (A) in violation of its respective Organizational Documents; (B) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan, contract, note, agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject; or (C) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (B) and (C) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(xxx) Absence of Dividend Restriction. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, (i) neither of the Transaction Entities nor any of their respective Subsidiaries is currently prohibited, restricted or limited in its respective ability to pay, directly or indirectly, distributions or dividends to its equity holders, limited partners, general partners or members, as applicable, (ii) no Subsidiary is prohibited, directly or indirectly, from repaying to the Transaction Entities any loans or advances to such Subsidiary from the Transaction Entities or from transferring any of such Subsidiary’s property or assets to the Transaction Entities or any other Subsidiary and (iii) the Operating Partnership is not prohibited, directly or indirectly, from repaying to the Company any loans or advances to the Operating Partnership from the Company or from transferring any of the Operating Partnership’s property or assets to the Company.

(xxxi) Possession of Licenses and Permits. Each of the Transaction Entities and each of the Subsidiaries, if any, has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. Each of the Transaction Entities and each of the Subsidiaries, if any, have fulfilled and performed in all material respects all of their respective obligations with respect to such Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of such entity thereunder. Except as may be required under the Act, state Blue Sky laws and the rules of FINRA, no other Permits are required to enter into, deliver and perform the obligations of the Transaction Entities under this Agreement and for the Company to issue and sell the Offered Shares and the Underlying Securities.

(xxxii) Absence of Labor Dispute. Neither of the Transaction Entities nor any of the Subsidiaries is involved in any labor dispute or, to the knowledge of the Transaction Entities, is any such dispute threatened, which dispute would reasonably be expected to result in a Material Adverse Effect. Neither of the Transaction Entities is aware of any existing or imminent labor disturbance by its employees of any of its Subsidiaries, principal suppliers or contractors which would reasonably be expected to result in a Material Adverse Effect. Neither of the Transaction Entities is aware of any threatened or pending litigation between either of the Transaction Entities or any of the Subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Transaction Entities or their Subsidiaries, as the case may be.

(xxxiii) Possession of Intellectual Property. Each of the Transaction Entities and each of the Subsidiaries owns or possesses legally enforceable rights to use all patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its business. Neither of the Transaction Entities nor any Subsidiary has received any notice of, or is aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles.

(xxxiv) IT Systems. Each of the Company and the Operating Partnership owns or has a valid right (contractual or otherwise) to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions used in connection with its respective business described in the Registration Statement, the General Disclosure Package and the Prospectus (the “IT Systems”). The IT Systems are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and the Operating Partnership as currently conducted, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxxv) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, neither of the Transaction Entities nor any of their respective Subsidiaries (and, to the knowledge of the Transaction Entities, no tenant or subtenant of any Property or portion thereof owned or leased by the Transaction Entities or their respective Subsidiaries) is in violation of any Environmental Law, including relating to the release of Hazardous Materials, and there are no pending or, to the knowledge of the Transaction Entities, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Laws against either of the Transaction Entities. There are no past or present events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any costs or liabilities to the Transaction Entities or any of their respective Subsidiaries under, or to interfere with or prevent compliance by the Transaction Entities or any of their respective Subsidiaries with, Environmental Laws. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, individually or in the aggregate, have a Material Adverse Effect. Each of the Transaction Entities has all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements.

(xxxvi) Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Prospectus Supplement

Summary, “Additional Material U.S. Federal Income Tax Considerations,” “Wheeler Real Estate Investment Trust, Inc.,” “Description of Securities,” “Indemnification of Directors and Officers,” “Material U.S. Federal Income Tax Considerations,” “Plan of Distribution” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxxvii) Absence of Manipulation. Neither the Transaction Entities nor any Subsidiaries, nor, to the Company’s knowledge, any of their respective directors, officers, representatives or affiliates, has taken, directly or indirectly, any action intended, or that might reasonably be expected to cause or result, under the Act, the Exchange Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

(xxxviii) Statistical and Market-Related Data. The statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and, to the extent required, the Company has obtained written consent to use such data from such sources. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxxix) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xl) Internal Controls. The books, records and accounts of the Transaction Entities and the Subsidiaries accurately and fairly reflect, in all material respects, the transactions in, and dispositions of, the assets of, and the results of operations of, the Transaction Entities and their Subsidiaries. The Transaction Entities and each of their respective subsidiaries maintain (A) effective “internal controls over financial reporting” (as defined under Rule 13a-15 and Rule 15d-15 under the Exchange Act) and (B) a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the most recent balance sheet of the Company reviewed or audited by the Company’s accountants, (i) the Audit Committee of the Board of Directors of the Company (the “Board”) has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company, and (ii) there has been no significant change in internal controls over financial reporting that has materially affected the Company’s internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xli) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) and Rule 15d-15 under the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to provide reasonable assurances that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(xlii) XBRL. The interactive data in extensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xliii) Litigation. Other than as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Transaction Entities or any of their respective Subsidiaries or Properties that, if determined adversely to the Transaction Entities or any of their respective Subsidiaries or Properties, would materially and adversely affect the ability of the Transaction Entities to perform their respective obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Shares. No such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Transaction Entities’ knowledge, contemplated against their respective Subsidiaries or the Properties.

(xliv) Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated, and the balance sheets, statements of operations, stockholders’ equity and cash flows of the Company or such other permitted financial statements for the periods specified and related schedules and notes thereto and the unaudited financial information filed with the Commission have been prepared in conformity with GAAP, consistently applied throughout the periods involved and comply with the Commission’s rules and guidelines with respect thereto. The supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus relating to the Company and its consolidated subsidiaries present fairly in accordance with GAAP the information required to be stated therein. The combined statement of revenues and certain operating expenses of the AC Portfolio (the “Acquired Properties”) for the year ended December 31, 2015, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the revenue and certain operating expenses of the Acquired Properties and have been prepared in accordance with the applicable requirements of Rule 3-14 of Regulation S-X. The combined statements of revenues and certain operating expenses of Sangaree Plaza, Tri-County Plaza and Berkley Shopping Center (the “Legacy Assets”) for the nine months ended September 30, 2016 and the years ended December 31, 2015, December 31, 2014 and December 31, 2013, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the revenues and certain operating expenses of the Legacy Assets and have been prepared in accordance with the applicable requirements of Rule 3-14 of Regulation S-X. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in all respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited, or unaudited as applicable, financial statements of the Company and its consolidated Subsidiaries included therein and comply with the Commission’s rules and guidelines with respect thereto. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the Act or the Rules and Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

(xlv) No Material Adverse Change in Business. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the period covered by the latest audited financial statements included therein (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, earnings, properties or prospects of the Transaction Entities and their respective subsidiaries, taken as a whole, that is material and adverse, (B) there has been no dividend or distribution of any kind declared, paid or made by the Transaction Entities and the Subsidiaries, on any class of the capital stock, membership interest or other equity interest, as applicable, except as would not have been required to be disclosed pursuant to the Exchange Act or the Rules and Regulations, (C) there has been no material change in the capital shares of stock, equity securities, indebtedness, net current assets or net assets of the Transaction Entities or any of their respective Subsidiaries, (D) there has not been any transaction entered into or any transaction that is probable of being entered into by the Transaction Entities and their respective Subsidiaries, other than transactions in the ordinary course of business, (E) there has not been any obligation, direct or contingent, which is material to the Transaction Entities and their respective Subsidiaries, taken as a whole, incurred by the Transaction Entities and their respective Subsidiaries, except obligations incurred in the ordinary course of business and changes and transactions disclosed or described in the Registration Statement, the General Disclosure Package and the Prospectus, (F) none of the Transaction Entities or any of their subsidiaries has sustained any loss or interference with its assets, business or properties from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental, legislative or regulatory authority that would reasonably be expected to materially affect the use or value of any of the Properties, (G) there has been no redemption, purchase or other acquisition or agreement to redeem, purchase or otherwise acquire any equity securities of any of the Transaction Entities or their respective Subsidiaries and (H) there has not been and there will not be any event which would reasonably be expected to result in a Material Adverse Effect.

(xlvi) Investment Company Act. Each of the Transaction Entities is not, and, upon the sale of the Offered Shares as contemplated herein and the application of the net proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds,” will not be, an “investment company,” or, to the knowledge of the Company, an entity controlled by an “investment company” (as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”)).

(xlvii) Indebtedness. Neither of the Transaction Entities nor any of their respective Subsidiaries has any indebtedness as of the date of this Agreement, and neither of the Transaction Entities nor any of their respective Subsidiaries will have any indebtedness immediately prior to the sale of the Firm Shares on the First Closing Date, in each case except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding loans or advances or guarantees of indebtedness by the Company or the Operating Partnership to or for the benefit of any of the officers, directors, affiliates or representatives of the Company or the Operating Partnership or any of the members of the families of any of them.

(xlviii) Insurance. The Transaction Entities and the Subsidiaries carry, or are entitled to the benefits of, insurance with financially sound and reputable insurers of recognized financial responsibilities, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. Neither of the Transaction Entities has any reason to believe that it or any of the Subsidiaries will not be able to (A) renew, if desired, its existing insurance coverage as and when such policies expire or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and not at a cost that is materially more significant. Neither of the Transaction Entities nor any of the Subsidiaries has been denied any insurance coverage that it has sought or for which it has applied. The Transaction Entities, directly or indirectly, have obtained title insurance on the fee or leasehold interests, as the case may be, in each of the Properties, in an amount equal to no less than eighty percent (80%) of the purchase price of each such Property. The Company has obtained or will obtain directors’ and officers’ insurance in such amounts as is customary for companies engaged in the type of business conducted by the Company.

(xlix) Tax Law Compliance. Except where such failure to file or pay an assessment or lien would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (i) the Transaction Entities and the Subsidiaries have duly prepared and timely filed any and all federal, state, foreign and other tax returns that are required to be filed by them, if any (and all such returns are true, correct and complete), and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which any of them is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return); (ii) no deficiency assessment with respect to a proposed adjustment of the Company’s, the Operating Partnership’s or any Subsidiary’s federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened; (iii) since the date of the most recent audited financial statements, neither the Company or the Operating Partnership has incurred any liability for taxes other than in the ordinary course of its business; and (iv) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company, the Operating Partnership or any of the Subsidiaries. No audits or other administrative proceedings or court proceedings are presently pending against any of the Transaction Entities or the Subsidiaries with regard to any tax returns, and no taxing authority has notified any of the Transaction Entities or the Subsidiaries that it intends to investigate its tax affairs, except for any such audits or investigations that, individually or collectively, would not result in the assessment of material taxes.

(l) No Taxes. Other than as will be paid in full by the Company upon the issuance and sale of the Offered Shares, there are no transfer taxes or other similar fees or charges under federal law required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Offered Shares (or the issuance of the Underlying Securities upon the conversion thereof).

(li) Real Estate Investment Trust. Commencing with its taxable year ended December 31, 2012, the Company has qualified as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s organization and current and proposed manner of operation as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable the Company to qualify for taxation as a REIT under the Code for its taxable year ending December 31, 2016 and thereafter. No actions have been taken (or not taken which are required to be taken) by the Company that could be expected to cause the Company to fail to qualify as a REIT. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects. Since its inception, the Operating Partnership has been and will be treated as a partnership and not as an association taxable as a corporation for U.S. federal income purposes.

(lii) Accuracy of Exhibits. There are no contracts or other documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by Item 601 of Regulation S-K or otherwise under the Rules and Regulations.

(liii) Accuracy of Documents. The copies of all agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been previously made available to the Underwriters or their counsel are complete and genuine and include all material collateral and supplemental agreements thereto, if any.

(liv) SEC Documents. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has timely filed all reports, schedules, forms, statements, documents, contracts and agreements required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (the “SEC Documents”). Each description of a contract, document or other agreement in the Registration Statement, the General Disclosure Package and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, the SEC Documents, when taken in their entirety with the Registration Statement, the General Disclosure Package and the Prospectus, shall not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the date upon which they were made and the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents (the “Company Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect at the time of the filing. The Company Financial Statements have been prepared in accordance with GAAP, consistently applied. Each contract, document or other agreement described in the Registration Statement, the General Disclosure Package and the Prospectus or filed with the Commission is, or upon consummation of the transactions contemplated hereby will be, in full force and effect and is valid and enforceable in all material respects by and against the Transaction Entities or any of the Subsidiaries, as the case may be, in accordance with its terms, except (i) such contracts or other agreements that have terminated or expired in accordance with their terms as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to indemnification thereunder, except as rights may be limited by applicable law or policies underlying such law.

(lv) No Restrictions on Subsidiaries. No Subsidiary of the Company (including the Operating Partnership) is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or equity interest, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(lvi) No Unlawful Payments. None of the Transaction Entities, any of their respective Subsidiaries, any director or officer or, to the knowledge of the Transaction Entities, any agent, employee or other person associated with or purporting to act on behalf of either or both of the Transaction Entities or any of their respective Subsidiaries, has at any time, directly or indirectly (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company, (iv) violated any provision of the FCPA, or (v) made any other unlawful payment.

(lvii) Compliance with Anti-Money Laundering Laws. Neither the Company nor the Operating Partnership, nor, to the Company’s knowledge, any employee or agent of the Company or the Operating Partnership has made any payment of funds of the Company or the Operating Partnership or received or retained any funds in violation of any law, rule or regulation, including without limitation the “know your customer” and anti-money laundering laws of any jurisdiction (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Operating Partnership with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(lviii) Compliance with OFAC. None of the Transaction Entities, any of their respective subsidiaries or, to the knowledge of either of the Transaction Entities, any director, officer, agent, employee or affiliate thereof is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Series D Preferred Stock hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered or enforced by OFAC.

(lix) Trading with the Enemy Act; PATRIOT Act. To the best knowledge of the Transaction Entities, neither the sale of the Offered Shares nor their use of the proceeds described in the Prospectus will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, the Company is not (a) a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) a person who engages in any dealings or transactions, or is otherwise associated with, with any such person. To the best knowledge of the Company, the Company is in compliance, in all material respects, with the USA PATRIOT Act of 2001 (signed into law October 26, 2001).

(lx) No Prior Sales. Except (i) as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) pursuant to the Company’s stock incentive plans, the Company has not sold, issued or distributed any Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock, and the Operating Partnership has not issued, sold or distributed any OP Units or Series D Preferred OP Units during the six-month period preceding the date hereof.

(lxi) Independent Accountants. Cherry Bekaert LLP, who certified certain financial statements and supporting schedules of the Company included or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, are independent registered public accountants with respect to the Company within the meaning of the Act and the Public Company Accounting Oversight Board (United States) as required by the Act and the Rules and Regulations. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, Cherry Bekaert LLP has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(lxii) ERISA Matters. Each “employee benefit plan,” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to or by the Company or any of its subsidiaries or the Operating Partnership for employees or former employees of the Company or any of its subsidiaries or the Operating Partnership is in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, exists or has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, and transactions which, individually or in the aggregate, would not have a Material Adverse Effect, and no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA. No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any of the Transaction Entities or the Subsidiaries would have any liability. The Transaction Entities and each Subsidiary have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412, 403, 431, 432 or 4971 of the Code. Each “pension plan” for which the Transaction Entities or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(lxiii) Subsidiary Partnership Tax Classification. Each of the Operating Partnership and each Subsidiary that is a partnership or a limited liability company under state law has been at all relevant times properly classified as a partnership or a disregarded entity, and not as a corporation or an association taxable as a corporation, for federal income tax purposes, except for Wheeler Development, LLC, Wheeler Interests, LLC, Wheeler Real Estate, LLC and Wheeler Management LLC, which have elected to be treated as taxable REIT subsidiaries pursuant to Code Section 856(l)1).

(lxiv) Related Party Transactions. There are no relationships, whether direct or indirect, or related-party transactions involving the Transaction Entities or any of their respective Subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package or the Prospectus that have not been described as required by the Act.

(b) Certificates of Officers. Any certificate signed by any officer of either Transaction Entity, as applicable, and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Offered Shares shall be deemed a representation and warranty by each Transaction Entity, as applicable, as to matters covered thereby, to each Underwriter.

2.	Purchase, Sale and Delivery of Offered Shares.

(a) On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $23.04 per share, the respective number of Firm Shares set forth opposite the names of the Underwriters in Schedule A hereto.

(b) The Company will deliver the Firm Shares to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company at the office of Vinson & Elkins L.L.P. (“V&E”), at 10:00 A.M., New York time, on December 6, 2016, or at such other time not later than seven (7) full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Shares sold pursuant to the offering. The Firm Shares so to be delivered or evidence of their issuance will be made available for review at the above office of V&E at least 24 hours prior to the First Closing Date.

(c) In addition, upon written notice from the Representative given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Shares at the purchase price per share to be paid for the Firm Shares, less an amount per share equal to any dividends or distribution declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. The Company agrees to sell to the Underwriters the number of Optional Shares specified in such notice and the Underwriters agree, severally and not jointly, to purchase such number of Optional Shares. Such Optional Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter’s name in Schedule A hereto bears to the total number of Firm Shares (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares. No Optional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company.

(d) Each time for the delivery of and payment for the Optional Shares, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative but shall be not later than three full business days after written notice of election to purchase Optional Shares is given. The Company will deliver the Optional Shares being purchased on each Optional Closing Date to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company at the above office of V&E. The Optional Shares being purchased on each Optional Closing Date or evidence of their issuance will be made available for review at the above office of V&E at a reasonable time in advance of such Optional Closing Date.

3.	Offering by Underwriters.

It is understood that the several Underwriters propose to offer the Offered Shares for sale to the public as set forth in the Prospectus. The Company is advised that the Underwriters propose to make a public offering of their respective portions of the Offered Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Offered Shares are to be offered to the public initially at $24.00 per share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.55 per share under the Public Offering Price.

4.	Certain Agreements of the Transaction Entities.

(a) Agreements of the Transaction Entities. The Transaction Entities agree with the several Underwriters that:

(i) Additional Filings. Unless filed pursuant to Rule 462(b) as part of the Rule 462(b) Registration Statement, the Company will file the Prospectus, in a form approved by the Representative, with the Commission pursuant to and in accordance with Rule 424(b) and Rule 430B and during the time period specified by Rule 424(b) and Rule 430B. The Company will advise the Representative promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representative of such timely filing.

(ii) Filing of Amendments; Response to Commission Requests. The Company, subject to Section 4(a)(iii) hereof, will comply with the requirements of Rule 430B and will promptly advise the Representative of any proposal to amend or supplement at any time the Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representative’s consent. The Company will also advise the Representative promptly of (A) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (B) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (C) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or, to the Company’s knowledge, the threatening of any proceeding for that purpose, and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Shares in any jurisdiction or the institution or, to the Company’s knowledge, the threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii) General Disclosure Package. If the General Disclosure Package is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or if any event occurs or condition exists as a result of which the General Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the General Disclosure Package to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the General Disclosure Package so that the statements in the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances when the General Disclosure Package is delivered to a prospective purchaser, be misleading or so that the General Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the General Disclosure Package, as amended or supplemented, will comply with applicable law.

(iv) Continued Compliance with Securities Laws. The Company will comply with the Act and the Rules and Regulations so as to permit the completion of the distribution of the Offered Shares as contemplated in this Agreement and in the General Disclosure Package and the Prospectus. If, during such period after the first date of the public offering of the Offered Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a)) is (or, but for the exception afforded by Rule 172, would be) required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Act or the Rules and Regulations, the Company will promptly (A) notify the Representative of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided, that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object. The Company will give the Representative notice of its intention to make any filings pursuant to the Exchange Act or the Rules and Regulations from the date of this Agreement to any Closing Date and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object, other than such filings as are required to be made pursuant to the Exchange Act or the Rules and Regulations.

(v) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its stockholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

(vi) Furnishing of Registration Statements and Prospectuses. The Company will furnish to the Representative signed copies of each Registration Statement (including all exhibits thereto), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representative requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement, or at such time as otherwise agreed to by the Representative. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(vii) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Shares for sale under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution but in no event longer than one year.

(viii) Reporting Requirements. The Company, during the period when a prospectus relating to the Offered Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Rules and Regulations.

(ix) Payment of Expenses. The Transaction Entities will pay all expenses incident to the performance of their obligations under this Agreement and all the costs and expenses in connection with the offering of the Offered Shares including but not limited to (A) any filing fees and other expenses incurred in connection with qualification of the Offered Shares for sale under the laws of such jurisdictions as the Representative designates and the preparation and printing of blue sky surveys or legal investment surveys relating thereto, (B) costs and expenses related to the review by FINRA of the Offered Shares (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), (C) costs and expenses of legal counsel for the Underwriters incurred in connection with this Agreement and the offering of the Offered Shares not to exceed $120,000 without the prior written consent of the Company (the “Legal Fee”), (D) costs and expenses of the Company relating to investor presentations and any road show in connection with the offering and sale of the Offered Shares including, without limitation, (1) any travel expenses of the Company’s officers and employees and (2) any other expenses of the Company, including all actually and reasonably incurred costs and expenses of the Underwriters advanced on behalf of the Company relating to the investor presentations and any roadshow in connection with the offering and sale of the Offered Shares, (E) the fees and expenses incident to listing the Offered Shares and the Underlying Securities on Nasdaq, (F) expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters, (G) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, (H) stamp duties, similar taxes or duties or other similar fees or charges, if any, incurred by the Underwriters in connection with the offering and sale of the Offered Shares and (I) up to a maximum of $25,000 for out-of-pocket expenses in excess of the Legal Fee incurred by the Underwriters from time to time in connection with the provision of the Underwriters’ services hereunder, including but not limited to database and similar information charges related to third party vendors; travel-related expenses; postage, telecommunication, printing and duplicating expenses; and any background checks on individuals required for compliance purposes. If any compensation or expenses payable to the Underwriters pursuant to this Agreement are not fully paid when due, the Company agrees to pay all costs of collection or other enforcement of the Underwriters’ rights hereunder, including but not limited to attorneys’ fees and expenses, whether collected or enforced by suit or otherwise.

(x) Right of First Refusal. The Company agrees that the Representative shall have an irrevocable right through March 19, 2017 to act as a lead managing underwriter or lead placement agent and lead book runner in connection with any public or private offering of Series D Preferred Stock contemplated by the Company. The Company shall provide the Representative with the written terms offering such engagement (the “Written Offering Terms”), and the Representative shall have ten (10) business days from its receipt of the Written Offering Terms in which to determine whether or not to accept such offer. If the Representative refuses the offer, and provided that such financing is consummated (A) with another placement agent or underwriter upon substantially the same terms and conditions as the Written Offering Terms and (B) within three months after the end of the aforesaid ten (10)-business day period, this right of first refusal shall be forfeited and terminated; provided, however, if the financing is not consummated under the conditions of clause (A) and (B) above, then the right of first refusal shall once again be reinstated under the same terms and conditions set forth in this paragraph during the remainder of such 12 month period. For the avoidance of doubt, the right of first refusal described in this Section 4(a)(x) is in addition to, and in no way modifies or supersedes, the right of first refusal contained in the December 24, 2014 Engagement Letter between the Company and the Representative, as extended in the August 31, 2015 Engagement Letter between the Company and the Representative, which is in full force and effect until March 19, 2017.

(xi) Use of Proceeds. The Company will use the net proceeds received in connection with the offering and sale of the Offered Shares and will cause the Operating Partnership to use the net proceeds received in connection with the issuance and sale of the Series D Preferred OP Units in the manner described in the “Use of Proceeds” section of the Registration Statement, the General Disclosure Package and the Prospectus, and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Shares hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(xii) Absence of Manipulation. The Transaction Entities will not, and will cause each of their subsidiaries and controlled affiliates not to, take, directly or indirectly, any action designed to or that would constitute or that might cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Shares.

(xiii) Listing. The Company will maintain the registration of the Offered Shares pursuant to Section 12(b) of the Exchange Act as of the Closing Date, and the Company will cause the Offered Shares to be listed on Nasdaq on or prior to the Closing Date.

(xiv) Maryland Law. The Company will use its best efforts to comply with all applicable requirements under the Maryland General Corporation Law with respect to the Offered Shares.

(xv) Sarbanes-Oxley Act. The Company will use its best efforts to comply with all applicable provisions of the Sarbanes-Oxley Act.

(xvi) Transaction Entities Restrictions on Sale of Securities.

(A) For the period specified below (the “Lock-Up Period”), the Transaction Entities will not, directly or indirectly, take any of the following actions with respect to their Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, OP Units or Series D Preferred OP Units, as applicable, or any securities convertible into or exchangeable, exercisable or redeemable for any of their Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, OP Units or Series D Preferred OP Units (collectively, the “Lock-Up Securities”): (A) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (B) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (C) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (D) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (E) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representative; provided, however, that the Lock-Up Period shall not apply to (i) the sale of Lock-Up Securities to the Underwriters or (ii) the issuance of securities pursuant to the Company’s stock incentive plans. The Lock-Up Period will commence on the date hereof and continue for 60 days after the date hereof or such earlier date that the Representative consents to in writing; provided, however, that if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representative waives, in writing, such extension. The Company will provide the Representative with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(B) Without the prior written consent of the Representative, until the Restricted Period (as defined below) has expired, the Transaction Entities and their respective directors and officers will not, directly or indirectly, authorize the creation, issuance or sale of any (A) shares of preferred stock of the Company, (B) preferred units of the Operating Partnership or (C) unsecured debt securities of either the Company or the Operating Partnership. The “Restricted Period” will commence on the date hereof and continue for 24 months after the date hereof or until such earlier date that the Company has sold Common Stock for aggregate gross proceeds equal to or greater than $25 million during such period. The restrictions in this paragraph will not apply to issuances or sales of any shares of Series B Preferred Stock or any issuances of preferred stock of the Company or preferred units of the Operating Partnership in connection with an acquisition of real estate by the Company or the Operating Partnership.

(xvii) Qualification and Taxation as a REIT. The Company will use its best efforts to qualify for taxation as a REIT under the Code for its taxable year ending December 31, 2016 and thereafter, unless the Board determines that it is no longer in the best interests of the Company to continue to qualify as REIT.

(xviii) Conversion Shares and Underlying Securities. (i) Following issuance and delivery of the Series D Preferred Stock in accordance with this Agreement, the Series D Preferred Stock will be redeemable or convertible as provided in the Articles Supplementary, and such redemptions may be settled in cash, shares of Common Stock (the “Conversion Shares”), or a combination of cash and Conversion Shares in accordance with the Articles Supplementary. Upon approval of the issuance of the Conversion Shares and the Underlying Securities by the Board, the Conversion Shares and Underlying Securities will be duly authorized and reserved for issuance upon redemption or conversion of the Series D Preferred Stock (as applicable) by all necessary corporate action, and such Conversion Shares and Underlying Securities, when issued upon redemption or conversion of the Series D Preferred Stock in accordance with the Articles Supplementary, will be validly issued and will be fully paid and non-assessable, and will conform to the description of the Common Stock contained in the General Disclosure Package and the Prospectus. (ii) No holder of Conversion Shares or Underlying Securities will be subject to personal liability by reason of being such a holder. (iii) The issuance of the Conversion Shares and the Underlying Securities upon such redemption or conversion will not be subject to any preemptive or other similar rights of any security holder of the Company. (iv) The Company will not issue Conversion Shares or Underlying Securities unless the issuance thereof will comply with all applicable laws and rules and regulations of Nasdaq or any exchange on which the Common Stock or Series D Preferred Stock is listed. (v) The Company will not issue Conversion Shares or Underlying Securities unless upon such issuance the Conversion Shares or Underlying Securities (as applicable) will be free of transfer restrictions under applicable law and freely tradable by non-affiliates. (vi) The Conversion Shares and Underlying Securities will be listed, pursuant to a supplemental listing application or otherwise, on the market or exchange where the Common Stock is then listed.

(xix) Amendment of Company Organizational Documents. To the extent necessary for the holders of Series D Preferred Stock to exercise their voting rights as described in the Articles Supplementary, the Company will make all necessary amendments to its Bylaws in order to effectuate such voting rights.

(xx) Investment Company. The Company will not, and the Operating Partnership will not, be or become, at any time prior to the expiration of three years after the date of this Agreement, an “investment company,” as such term is defined in the Investment Company Act; provided, however, that this provision shall not be applicable and shall have no legal force or effect in the event that the Company becomes deemed an “investment company” solely as a result of the Commission amending, revising, rescinding or otherwise modifying the Investment Company Act, the rules and regulations promulgated thereunder or the Commission’s interpretations and guidance relating thereto after the Closing Date.

5.	Free Writing Prospectuses.

The Company represents and agrees that, unless it obtains the prior consent of the Representative, it has not made and will not make any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, that such consent is deemed to have been given with respect to each Issuer Free Writing Prospectus identified on Schedule B hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed and approved by the Representative. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any Bona Fide Electronic Road Show. If at any time following the issuance of a Permitted Free Writing Prospectus there occurred or occurs an event or development as a result of which such Permitted Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Permitted Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

6.	Conditions of the Obligations of the Underwriters.

The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Optional Shares to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Transaction Entities herein (as though made on such Closing Date), to the accuracy of the statements of the Transaction Entities made pursuant to the provisions hereof, to the performance by the Transaction Entities of their obligations hereunder and to the following additional conditions precedent:

(a) Accountant’s Comfort Letters. The Representative shall have received letters, dated, respectively, the date hereof and each Closing Date, of Cherry Bekaert LLP in a form approved by the Underwriters and/or V&E, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Rules and Regulations and in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package and the Prospectus (except that, in any letter dated a Closing Date, the specified date referred to in the letter shall be a date no more than three (3) days prior to such Closing Date).

(b) Effectiveness of Registration Statement. If the Effective Time of an additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 4:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representative. The Prospectus shall have been filed with the Commission in accordance with Rule 424(b) under the Act and Section 4 hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement, Statutory Prospectus or the Prospectus shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, earnings, properties or prospects of the Transaction Entities and their respective Subsidiaries, taken as a whole, that, in the sole judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Shares; (ii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Shares, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on Nasdaq, or any setting of minimum or maximum prices for trading on such exchange; (iv) or any suspension of trading of any securities of the Company on any national securities exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal or New York authorities; (vi) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Shares or to enforce contracts for the sale of the Offered Shares.

(d) Opinion of Counsel for the Transaction Entities. The Representative shall have received an opinion, dated each Closing Date, of Haneberg Hurlbert PLC, counsel for the Transaction Entities, substantially in the form attached hereto as Annex I-A and a letter substantially in the form attached hereto as Annex I-B.

(e) Opinions of Williams Mullen. The Representative shall have received a tax opinion, dated each Closing Date, of Williams Mullen, counsel for the Company, substantially in the form attached hereto as Annex II-A and an opinion addressing certain matters related to New York law in the form attached hereto as Annex II-B.

(f) Opinion of Counsel for Underwriters. The Representative shall have received from V&E, counsel for the Underwriters, such opinion or opinions, dated each Closing Date, with respect to such matters as the Representative may require.

(g) Officer’s Certificate. The Representative shall have received a certificate, dated each Closing Date, of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company in which such officers shall state that: the representations and warranties of the Transaction Entities in this Agreement are true and correct as of such date; each of the Transaction Entities has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the 462(b) Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with the applicable Rules and Regulations; and, subsequent to the date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, earnings, business, properties or prospects of the Transaction Entities and their respective Subsidiaries, taken as a whole, that is material and adverse, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus or as described in such certificate.

(h) Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission and shall have become effective automatically upon such filing.

(i) Company Good Standing. The Representative shall have received a certificate of good standing of the Company certified by the SDAT as of a date within five (5) business days of the First Closing Date.

(j) Operating Partnership Good Standing. The Representative shall have received a certificate of good standing of the Operating Partnership certified by the Virginia State Corporation Commission as of a date within five (5) business days of the First Closing Date.

(k) Subsidiary Good Standings. The Representative shall have received acceptable evidence of good standing for each entity listed on Schedule C hereto.

(l) Secretary’s Certificate. The Representative shall have received a certificate of the secretary of the Company certifying resolutions of the Board approving this Agreement and the transactions contemplated thereby.

(m) General Partner Certificate of the Operating Partnership. The Representative shall have received a certificate of the general partner of the Operating Partnership certifying resolutions of the Operating Partnership approving this Agreement and the transactions contemplated hereby.

(n) Listing. The Company shall have filed with Nasdaq a Listing of Additional Shares Notification Form with respect to the Offered Shares and shall have received no objection to the listing of the Offered Shares on Nasdaq in response to the filing of such form.

(o) Amendment to Operating Partnership Agreement. The amendment to the OP Agreement providing for the issuance of the Series D Preferred OP Units by the Operating Partnership as described in Section 1(a)(xiii) hereof shall be in full force and effect.

The Transaction Entities will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

7.	Indemnification and Contribution.

(a) Indemnification of Underwriters by the Transaction Entities. Each of the Transaction Entities will, jointly and severally, indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that neither of the Transaction Entities will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that such information furnished by any Underwriter consists only of the information described as such in Section 7(b) below.

(b) Indemnification of Company, Directors and Officers. Each Underwriter will severally and not jointly indemnify and hold harmless each of the Transaction Entities, their directors and each of their officers who signs a Registration Statement and each person, if any, who controls either of the Transaction Entities within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to either of the Transaction Entities by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the third, thirteenth and eighteenth paragraphs under the caption “Underwriting,” in each case, only to the extent that such statements relate only to the Underwriters.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party of notice of the commencement of any action against such indemnified party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsections (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsections (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsections (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7(c) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsections (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and by the Underwriters on the other hand from the offering of the Offered Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities on the one hand and by the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 7(d). Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Series D Preferred Stock underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d).

8.	Default of Underwriters.

If any Underwriter or Underwriters default in their obligations to purchase Offered Shares hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of Offered Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Shares that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Shares with respect to which such default or defaults occur exceeds 10% of the total number of Offered Shares that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 hereof (provided that if such default occurs with respect to Optional Shares after the First Closing Date, this Agreement will not terminate as to the Firm Shares or any Optional Shares purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9.	Survival of Certain Representations and Obligations.

The respective indemnities, agreements, representations, warranties and other statements of the Transaction Entities or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Transaction Entities or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Shares. If the purchase of the Offered Shares by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 hereof, the Company will reimburse the Underwriters (A) for the costs and expenses of legal counsel for the Underwriters incurred in connection with this Agreement and the offering of the Offered Shares not to exceed $120,000 and (B) up to a maximum of $25,000 for out-of-pocket expenses in excess of such costs and expenses of legal counsel incurred by the Underwriters from time to time in connection with the provision of the Underwriters’ services hereunder, and the respective obligations of the Transaction Entities, on the one hand, and the Underwriters, on the other hand, pursuant to Section 7 hereof shall remain in effect. In addition, if any Offered Shares have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 4 shall also remain in effect.

10.	Notices.

All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed or delivered and confirmed to the Representative, c/o Compass Point Research & Trading, LLC, 1055 Thomas Jefferson Street NW, Suite 303, Washington, DC 20007, with a copy to V&E, 2200 Pennsylvania Avenue NW, Suite 500 West, Washington, DC 20037-1701, Attention: S. Gregory Cope, or, if sent to the Transaction Entities, will be mailed or delivered and confirmed to the Company at c/o Wheeler Real Estate Investment Trust, Inc., 2529 Virginia Beach Boulevard, Virginia Beach, VA 23452 Attention: Jon S. Wheeler, with a copy to Haneberg Hurlbert PLC, 310 Granite Avenue, Richmond, Virginia 23226, Attention: Bradley A. Haneberg; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed or delivered and confirmed to such Underwriter.

11.	Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder.

12.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13.	Headings.

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

14.	Entire Agreement.

This Agreement contains the entire agreement between the parties hereto and is intended to supersede any and all prior agreements between the parties relating to the same subject matter.

15.	Absence of Fiduciary Relationship.

The Transaction Entities each acknowledge and agree that:

(a) No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of Offered Shares and that no fiduciary, advisory or agency relationship between the Transaction Entities on the one hand, and the Underwriters on the other has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Underwriters have advised or are advising either of the Transaction Entities on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Shares set forth in this Agreement was established by the Company following discussions and arms’ length negotiations with the Underwriters, and the Transaction Entities are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Transaction Entities have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Transaction Entities, and that the Underwriters have no obligation to disclose such interests and transactions to the Transaction Entities by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. Each of the Transaction Entities waives, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to either of the Transaction Entities in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Transaction Entities, including stockholders, holders of membership or other ownership interests, employees or creditors of the Transaction Entities.

16.	Trial by Jury.

Each of the Transaction Entities (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.	Applicable Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

18.	Jurisdiction.

Each of the Transaction Entities hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Transaction Entities irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

19.	Termination.

Until the First Closing Date, this Agreement may be terminated by the Representative by giving notice (in the manner prescribed by Section 10 hereof) to the Company, if (i) the Company shall have failed, refused or been unable, at or prior to the First Closing Date, to perform any agreement on its part to be performed hereunder unless the failure to perform any agreement is due to the default or omission by any Underwriter; (ii) any other condition of the obligations of the Underwriters hereunder is not fulfilled; (iii) trading in securities generally on the New York Stock Exchange (the “NYSE”), NYSE MKT or Nasdaq shall have been suspended or minimum or maximum prices shall have been established on either of such exchanges or such market by the Commission or by such exchange or other regulatory body or governmental authority having jurisdiction; (iv) trading or quotation in any of the Company’s securities shall have been suspended or materially limited by the Commission or by the NYSE MKT, NYSE or Nasdaq or other regulatory body of governmental authority having jurisdiction; (v) a general banking moratorium has been declared by Federal or New York authorities; (vi) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; (vii) there shall have been any material adverse change in general economic, political or financial conditions in the United States or in international conditions on the financial markets in the United States, in each case, the effect of which is such as to make it, in the Representative’s reasonable judgment, inadvisable to proceed with the delivery of the Offered Shares; or (viii) any attack on, outbreak or escalation of hostilities, declaration of war or act of terrorism involving the United States or any other national or international calamity or emergency has occurred if, in the Representative’s reasonable judgment, the effect of any such attack, outbreak, escalation, declaration, act, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the public offering or the delivery of the Offered Shares. Any termination of this Agreement pursuant to this Section 19 shall be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 4, 6, 7 and 8 hereof.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Transaction Entities and the several Underwriters in accordance with its terms.

[Signature Page Follows]

Very truly yours,

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Name: Jon S. Wheeler
Title: Chairman and Chief Executive Officer

WHEELER REIT, L.P.

By:	Wheeler Real Estate Investment Trust, Inc.

Its: General Partner

By:	/s/ Jon S. Wheeler
Name: Jon S. Wheeler
Title: Chairman and Chief Executive Officer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of itself and as the

Representative of the several Underwriters.

COMPASS POINT RESEARCH & TRADING, LLC

By:	/s/ Christopher Nealon
Name:	Christopher Nealon
Title:	President and Chief Operating Officer

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Firm Shares
Compass Point Research & Trading, LLC	286,650
Ladenburg Thalmann & Co. Inc.	191,100
Wunderlich Securities, Inc.	159,250

Total:	637,000